EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”) is entered into effective as of February 6, 2025, by and between AppFolio, Inc., a Delaware corporation (the “Company”), and Matt Mazza (the “Executive”), and shall be effective as of the Effective Date (as defined below). Unless otherwise defined within the Agreement, capitalized terms used in this Agreement are defined in Section 11 hereof. W I T N E S S E T H WHEREAS, the Executive and the Company are parties to that certain Offer Letter, dated as of September 26, 2016 (the “Prior Agreement”); and WHEREAS, the Company desires to continue to employ the Executive, with the new title of Chief Trust Officer (the “CTO”) of the Company, and the Executive desires to continue to be employed by the Company, in each case, pursuant to the terms and conditions set forth in this Agreement, which shall supersede the Prior Agreement in its entirety as of the Effective Date. NOW, THEREFORE, in consideration of the promises and the covenants set forth in this Agreement and for other valuable consideration, the parties to this Agreement hereby agree as follows: 1. Employment Term. The Company agrees to continue to employ the Executive, and the Executive agrees to continue to be so employed, in each case, pursuant to the terms and conditions set forth in this Agreement, commencing as of February 6, 2025 (such date the “Effective Date”), and continuing until terminated in accordance with Sections 7 and 8 hereof. For the avoidance of doubt, the Company and the Executive agree that the Executive will continue to be an “at-will” employee, and that the Executive’s employment hereunder may be terminated at any time for any reason or no reason in accordance with the terms of Sections 7 and 8 hereof. The period of time between the Effective Date and the termination of the Executive’s employment with the Company shall hereinafter be referred to as the “Employment Term.” 2. Position and Duties. (a) During the Employment Term, the Executive will serve as the CTO of the Company, reporting directly to the Chief Executive Officer of the Company (the “CEO”). In this capacity, the Executive will have the duties, authorities and responsibilities as are consistent with such position, and such additional duties as from time to time may be assigned to the Executive by the CEO. The Executive shall perform such duties and responsibilities diligently and efficiently and in accordance with the reasonable directions of the CEO. The Executive hereby agrees to serve as an officer of any direct or indirect subsidiary or affiliate of the Company upon request by the CEO for no additional consideration. (b) During the Employment Term, the Executive shall devote all of the Executive’s business time, energy, business judgment, knowledge and skill, and the

Executive’s best efforts, to the performance of the Executive’s duties with the Company. Notwithstanding the foregoing or anything to the contrary set forth herein, during the Employment Term, the Executive may: (i) with the prior written consent of the Board of Directors of the Company (the “Board”), which may be granted or withheld in its sole discretion, serve on the boards of directors of non-profit organizations and, in a manner consistent with the Company’s applicable policies and procedures and practices, other for-profit companies, (ii) participate in charitable, civic, educational, professional, community or industry affairs, and/or (iii) manage the Executive’s passive personal investments; provided, that, in each case of the foregoing clauses (i)-(iii), so long as such activities do not, individually or in the aggregate, (A) interfere or conflict with the Executive’s duties under this Agreement, (B) violate the terms of this Agreement, or (C) create a potential business or fiduciary conflict. (c) During the Employment Term, the Executive’s principal place of employment with the Company shall be the Goleta, California office hub; provided that the Executive understands and agrees that the Executive may be required to travel from time to time for business purposes, subject to the Executive’s applicable travel policies. 3. Base Salary. During the Employment Term, the Company will pay the Executive a base salary at an annual rate of $420,000, in accordance with the Company’s regular payroll practices (the “Base Salary”). The Base Salary shall be subject to annual review by the Board (or a committee thereof), and shall be subject to adjustment by the Board (or a committee thereof) from time to time in its sole discretion. 4. Annual Bonus. Commencing with fiscal year 2025, and for each fiscal year of the Company completed during the Employment Term thereafter, the Executive will be eligible to receive an annual bonus with an annual target bonus opportunity equal to sixty percent (60%) of the Executive’s Base Salary, pursuant to the Company’s Corporate Bonus Program (each annual bonus, an “Annual Bonus”). Any Annual Bonus payable hereunder shall be subject to the Board’s (or a committee thereof) approval and the Executive’s execution of the applicable participation agreement under the Corporate Bonus Program. Any Annual Bonus payable hereunder will be subject to the terms and conditions of this Section 4 and the applicable plan documents, and shall be paid to the Executive in the fiscal year immediately following the fiscal year to which such Annual Bonus relates, subject to the Executive’s continued employment with the Company through the applicable payment date. 5. Equity Awards. During the Employment Term, the Executive shall be eligible to receive incentive equity awards under the AppFolio, Inc. 2025 Omnibus Incentive Plan, as it may be amended, restated or otherwise modified from time to time (the “Incentive Plan”). Any such awards granted to the Executive under the Incentive Plan shall be in such amounts and on such terms and conditions as the Board (or a committee thereof) will determine from time to time, and will be subject to and governed by the terms and conditions of the Incentive Plan and the applicable award agreements evidencing such awards. 2

(a) Annual Awards. Commencing with fiscal year 2025 and for each fiscal year during the Term thereafter, subject to approval by the Board (or a committee thereof), Executive shall be eligible to receive an annual incentive equity award. For fiscal year 2025, Executive shall be eligible to receive an annual equity award with an aggregate approximate value of $1,800,000 on the date of grant at target. Such award, and any subsequent annual equity awards granted to the Executive, shall be subject to and governed by the terms and conditions (including, but not limited, to the applicable vesting and forfeiture terms) set forth in the applicable award agreements and the Incentive Plan, and will be paid in accordance with the Company’s standard practices. 6. Employee Benefits. (a) Benefits. During the Employment Term, the Executive will be eligible to participate in any employee benefit plans and programs offered by the Company to other similarly situated executives of the Company, subject to satisfying the applicable eligibility requirements, except to the extent such plans are duplicative of the benefits otherwise provided under this Agreement. For the avoidance of doubt, the Company shall have the right to terminate, amend or modify any such plan or program at any time. (b) Vacation. During the Employment Term, the Executive shall be entitled to paid vacation time pursuant to the Company’s paid time off policies and procedures applicable to other similarly situated executives of the Company (which, for the avoidance of doubt, the Company shall have the right to terminate, amend or modify at any time). Executive shall take the needs of the business into account when scheduling and taking paid time off. (c) Business Expenses. The Company will reimburse the Executive for all reasonable and necessary out-of-pocket business-related expenses actually incurred by the Executive in connection with the performance of the Executive’s duties under this Agreement, subject to the presentation of reasonable substantiation and documentation as the Company may specify from time to time, and in accordance with the Company’s applicable expense reimbursement policies in effect from time to time. 7. Termination. The Executive’s employment with the Company shall terminate on the first of the following to occur: (a) Disability. Immediately upon written notice by the Company to the Executive of a termination due to Disability. (b) Death. Automatically upon the date of death of the Executive. (c) Cause. Immediately upon written notice by the Company to the Executive of a termination for Cause, subject to the notice and cure periods set forth in Section 11(b) below. 3

(d) Without Cause. Immediately upon written notice by the Company to the Executive of a termination without Cause (other than due to death or Disability). (e) Good Reason. Upon written notice by the Executive to the Company of a termination for Good Reason, subject to the notice and cure periods set forth in Section 11(f) below. (f) Without Good Reason. Upon thirty (30) days’ prior written notice by the Executive to the Company of the Executive’s voluntary termination of employment without Good Reason (which the Company may, in its sole discretion, make effective earlier than any notice date for no consideration therefor). 8. Consequences Of Termination. (a) Death; Disability. In the event that the Executive’s employment with the Company is terminated due to Executive’s death or Disability, the Company shall pay to the Executive or the Executive’s estate, as the case may be: (i) the Accrued Benefits (as defined in Section 11 below), (ii) an amount equal to six (6) months of the Executive’s then-current monthly Base Salary, payable within thirty (30) days following termination, and (iii) the Executive’s outstanding equity awards as of such termination date shall vest in accordance with the Equity Award Treatment (as defined in Section 11 below). Notwithstanding the foregoing, all rights and obligations to the Accrued Benefits shall be subject to state and federal laws governing disabilities and leaves of absence, as well as the Company’s applicable policies. (b) Termination for Cause or Voluntary Termination by Executive Without Good Reason. If the Executive’s employment is terminated: (i) by the Company for Cause, or (ii) by the Executive for any reason other than due to Executive’s death, Disability or a resignation for Good Reason, then the Company shall pay to the Executive the Accrued Benefits. (c) Termination Without Cause or Resignation for Good Reason. If (x) the Executive’s employment is terminated by the Company without Cause (excluding due to Executive’s death or Disability) or (y) the Executive resigns for Good Reason, in each case, the Company shall pay or provide the Executive with the Accrued Benefits and, subject to the Executive’s continued compliance with Sections 9 and 10 hereof, the following separation benefits (collectively, the “Severance Benefits”): (i) an amount equal to the Executive’s then-current monthly Base Salary, payable in accordance with the Company’s normal payroll practices for a period of nine (9) months following such date of termination; (ii) a pro-rated portion of the Executive’s Annual Bonus for the fiscal year in which such date of termination occurs, with such pro-rated portion determined based on the number of days the Executive was employed by the Company during such fiscal year, and the achievement of the applicable performance goals determined by the Board (or a committee thereof) at the time of such termination based 4 on forecasted results (but no greater than target-level performance), payable on the pay date regularly scheduled for such bonus payments for similarly situated executives. (iii) subject to the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will either directly pay or reimburse, at its option, the Executive for the monthly COBRA premium to be paid by the Executive for the Executive and the Executive’s dependents for continued participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) for a period of nine (9) months; provided, that the Company may modify the continuation coverage contemplated by the foregoing to the extent necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable); provided, further, that in the event the Executive obtains other employment that offers group health benefits, such continuation coverage will immediately cease. The Executive hereby agrees to notify the Company as soon as possible in the event that the Executive has health insurance made available to the Executive from another source. Notwithstanding the foregoing or anything to the contrary set forth herein, subject to Section 22(b) hereof, any payments contemplated by this Section 8(c) scheduled to occur pursuant to the foregoing during the first sixty (60) days following such date of termination will not be paid until the first regularly scheduled pay period following the sixtieth (60th) day following such date of termination, and will include payment of any amount that was otherwise scheduled to be paid prior thereto. (d) Corporate Transaction. In addition to the payments described in Sections 8(c)(i), (ii), (iii), and subject to the Executive’s continued compliance with Sections 9 and 10 of this Agreement, if the Executive’s employment by the Company (or its successor) is terminated by the Company (or its successor) other than for Cause or the Executive resigns for Good Reason on or within twelve (12) months following the consummation of a Corporate Transaction (as defined in the Incentive Plan), all outstanding equity awards held by the Executive as of the applicable termination date shall accelerate and become fully-vested effective as of immediately prior to such termination. In addition, if the outstanding equity awards held by the Executive as of immediately prior to the consummation of a Corporate Transaction are not assumed or substituted for value upon such Corporate Transaction, such equity awards shall accelerate and become fully-vested effective as of immediately prior to such Corporate Transaction, with the level of performance achievement of the applicable performance goals determined by the Board based on forecasted results (but no greater than target-level performance). (e) Resignation From All Other Positions. Upon any termination of the Executive’s employment with the Company, the Executive will promptly resign, and will be deemed to have automatically resigned, from all positions, if any, that the Executive holds as a member of the Board (including any committees), officer, director, manager or 5 fiduciary of the Company or any of its affiliates or subsidiaries. The Executive will take all actions reasonably requested by the Company to give effect to this Section 8(e). (f) Exclusive Remedy. The amounts payable to the Executive following termination of Executive’s employment with the Company pursuant to Sections 7 and 8 of this Agreement shall be in full and complete satisfaction of the Executive’s rights under this Agreement and, except as otherwise may be provided in this Agreement or any other agreement between the Executive and the Company and its affiliates, any other claims that the Executive may have in respect of the Executive’s employment with the Company or any of its affiliates. The Executive acknowledges that such amounts are fair and reasonable and are the Executive’s sole and exclusive remedy, in lieu of all other remedies at law or in equity, with respect to the termination of the Executive’s employment or any breach of this Agreement. 9. Release; Continued Compliance. Notwithstanding anything to the contrary set forth herein, the Severance Benefits shall only be payable if the Executive timely executes, delivers to the Company, and does not revoke, a general release of claims in favor of the Company in substantially the form attached hereto as Exhibit A. Such release must be executed and delivered and no longer subject to revocation, if applicable, to the Company within sixty (60) days following the date of the Executive’s termination of employment. During such time that the Executive is receiving the Severance Benefits, if (a) the Company determines that grounds constituting Cause existed before Executive’s termination, or (b) the Executive breaches any of the restrictive covenants set forth in the Restrictive Covenant Agreement (as defined below), the Executive’s right to receive the Severance Benefits will immediately cease and be forfeited, and any previously paid Severance Benefits shall be required to be repaid by Executive to the Company within thirty (30) days of such date of determination or breach, as applicable. 10. Restrictive Covenants. The Executive hereby acknowledges and agrees that as a material inducement for the Company to enter into this Agreement, the Executive hereby expressly reaffirms, acknowledges and agrees to continue to abide by that certain Fair Competition and Proprietary Information Protection Agreement, by and between the Executive and the Company, dated as of September 26, 2024 (the “Restrictive Covenant Agreement”), the provisions of which are hereby incorporated herein by reference. The provisions of the Restrictive Covenant Agreement shall survive any termination of this Agreement or the Executive’s termination of employment with the Company hereunder. The Executive hereby acknowledges and agrees that the terms and conditions set forth in the Restrictive Covenant Agreement are material terms of the Executive’s employment relationship with the Company, and that the Company would not continue to employ the Executive but for the Executive’s continued compliance with the terms and conditions set forth in the Restrictive Covenant Agreement. 11. Certain Defined Terms. For purposes of this Agreement, the following terms have the meanings set forth below: 6

(a) “Accrued Benefits” means: (i) any accrued but unpaid Base Salary through the date of the Executive’s termination of employment with the Company; (ii) reimbursement of any unreimbursed business expenses actually incurred by Executive through such date of termination, in accordance with Section 6(c) hereof; and (iii) all other accrued but unpaid payments, benefits or fringe benefits to which the Executive shall be entitled under the terms of any applicable compensation or benefit arrangement (excluding any severance payments or benefits). Notwithstanding anything to the contrary, any amounts due under the foregoing prongs (i)-(iii) will be paid to Executive within thirty (30) days following such date of termination, or such earlier date as may be required by applicable law. (b) “Cause” means the Executive’s: (i) theft, dishonesty, misconduct, or falsification of any employment or Company records, (ii) act or omission that has a material detrimental effect on the reputation or business of the Company or any of its subsidiaries or affiliates; (iii) conviction (including any plea of guilty or no contest) for any felony, or for any criminal act that materially impairs the Executive’s ability to perform the Executive’s duties to the Company; (iv) material breach of any agreement between the Executive and the Company or any of its subsidiaries or affiliates; (v) material violation of any material Company policy; or (vi) the Executive’s willful failure to perform, or willful misconduct or gross negligence in the performance of, the Executive’s duties to the Company, or the Executive’s willful or grossly negligent failure to follow the lawful directives of the Board or any executive to which the Executive reports (other than as a result of death or Disability), provided, that “Cause” shall only mean and apply to conduct described at subsections (iv), (v), and (vi) above, for which the Company first tenders written notice to the Executive within thirty (30) days of the Company’s becoming aware of the initial occurrence of such Cause event setting forth in reasonable detail the circumstances alleged to give rise to Cause, and the Executive fails to cure the condition within thirty (30) days after receiving such written notice, except that such opportunity to cure will not apply if the conduct is not susceptible to cure or if there are habitual or repeated breaches by the Executive. The meaning of Cause provided in this section of the Agreement is in lieu of, and supersedes and replaces any definition of cause provided for in the Incentive Plan, or any other agreement relating to the Executive’s rights to receive compensation or benefits. (c) “Corporate Transaction” has the meaning set forth in the Company’s Incentive Plan, as may be amended from time to time. (d) “Disability” or “Disabled” means the Executive becomes “disabled” or suffers from a “disability” as defined in Section 409A, or in any successor regulation, as determined by the Board in good faith. (e) “Equity Award Treatment” means (i) with respect to each outstanding equity award held by the Executive as of the applicable termination date that vests solely based on the Executive’s continued employment with the Company (each a “Time-Vesting Award”), the portion of such Time-Vesting Award that would have vested had the Executive remained employed with the Company for an additional twelve (12) months will accelerate and become vested effective as of immediately prior to such 7 termination; and (ii) with respect to each outstanding equity award held by the Executive as of the applicable termination date that vests (in whole or in part) based on achievement of applicable performance goals (each a “Performance-Vesting Award”), a pro-rated portion of such Performance-Vesting Award will accelerate and become vested effective as of immediately prior to such termination, with such pro-rated portion determined based on the number of days the Executive was employed by the Company during the applicable performance period for the Performance-Vesting Award, and achievement of the applicable performance goals determined by the Board at the time of such termination based on forecasted results (but no greater than target-level performance). (f) “Good Reason” means, without the Executive’s prior written consent: (i) a material reduction in the Executive’s Base Salary (other than a reduction pertaining to all similarly situated executives of the Company); (ii) a material diminution of the Executive’s duties and responsibilities inconsistent with the Executive’s position with the Company; (iii) a material breach by the Company of this Agreement or any other material written agreement with the Company; or (iv) any change in the Executive’s reporting structure such that the Executive no longer reports to the CEO; provided, that “Good Reason” shall only exist if the Executive tenders written notice to the Company within thirty (30) days of becoming aware of the initial occurrence of such Good Reason event setting forth in reasonable detail the circumstances alleged to give rise to Good Reason, the Company fails to cure the condition within thirty (30) days after receiving such written objection notice, and the Executive gives notice of resignation from employment within thirty (30) days after the end of such cure period. (g) “Section 409A” means Section 409A of the Internal Revenue Code and the regulations and guidance promulgated under the Internal Revenue Code. 12. No Assignments. This Agreement is personal to each of the parties. Except as provided below, no party may assign or delegate any rights or obligations under this Agreement without first obtaining the written consent of the other party. The Company may assign this Agreement to any successor to all or substantially all of its business or assets. 13. Notice. All communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered by hand, (b) on the date of transmission, if delivered by electronic mail, or (c) on the first business day following the date of deposit, if delivered by guaranteed overnight delivery service: If to the Executive: At the address (or to the email address) shown in the books and records of the Company. If to the Company: 70 Castilian Drive Santa Barbara, CA 93117 8

Attention: legalintake@appfolio.com or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt. 14. Interpretation. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement shall govern and control. 15. Severability. The provisions of this Agreement shall be deemed severable. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties shall be enforceable to the fullest extent permitted by applicable law. 16. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. 17. Whistleblower Protection; Trade Secrets. Notwithstanding anything to the contrary set forth herein, no provision of this Agreement will be interpreted so as to impede the Executive (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating or testifying in any action, investigation or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, (iii) accepting any U.S. Securities and Exchange Commission awards, (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful, or (v) making other disclosures under the whistleblower provisions of federal, state or local law or regulation. In addition, nothing in this Agreement or any other agreement or policy of the Company prohibits or restricts the Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures, and the Executive will not be required to notify the Company and/or Employer that such reports or disclosures have been made. 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that—(A) is made—(I) in confidence to a federal, state, or 9 local government official, either directly or indirectly, or to an attorney; and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, the Executive has the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The Executive also has the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. 18. Arbitration. Any dispute or controversy arising under or in connection with this Agreement or the Executive’s employment with the Company shall be settled exclusively by arbitration, conducted before a single arbitrator in Santa Barbara, California in accordance with the JAMS Employment Rules and Procedures then in effect (available at www.jamsdr.com). The decision of the arbitrator will be final and binding upon the parties. Judgment may be entered on the arbitrator’s award in any court having jurisdiction. In connection with any such arbitration and regardless of outcome, (a) each party shall pay all of its own costs and expenses, including, without limitation, its own legal fees and expenses, and (b) the arbitration costs shall be borne by the Company. Nothing herein shall require the arbitration of claims that cannot be subject to mandatory arbitration under applicable law. 19. Governing Law. This Agreement, the rights and obligations of the parties, and all claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of California (without regard to its choice of law provisions). 20. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or director as may be designated by the Board. No waiver by either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement, together with all exhibits attached to this Agreement, sets forth the entire agreement of the parties in respect of the subject matter contained in this Agreement and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter of this Agreement, including, for the avoidance of doubt, the Prior Agreement. For the avoidance of doubt, the parties hereto acknowledge and agree that as of the Effective Date, the Prior Agreement shall be terminated and of no further forth and effect. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. In the event of any inconsistency between the terms of this Agreement and any equity award, the terms of this Agreement shall govern and control. 10

21. Representations. The Executive represents and warrants to the Company that: (a) the Executive has the legal right to enter into this Agreement and to perform all of the obligations on the Executive’s part to be performed under this Agreement; and (b) the Executive is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prevent or impair the Executive from entering into this Agreement or performing the Executive’s duties and obligations under this Agreement. The Executive expressly acknowledges and agrees that the Executive is strictly prohibited from using or disclosing any confidential information belonging to any prior employer or other third party in the course of performing services for the Company, and the Executive promises that the Executive shall not do so. 22. Tax Matters. (a) Withholding. The Company may withhold from any and all amounts payable under this Agreement or otherwise such federal, state and local taxes as may be required to be withheld pursuant to any applicable law or regulation. (b) Section 409A Compliance. (i) The intent of the parties is that payments and benefits under this Agreement comply with, or are exempt from, Section 409A. Accordingly, to the maximum extent permitted, this Agreement shall be interpreted to be in compliance therewith or exempt therefrom. In no event whatsoever shall the Company or any of its subsidiaries or affiliates be liable for any additional tax, interest or penalty that may be imposed on the Executive by Section 409A or damages for failing to comply with Section 409A. (ii) A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Section 409A. For purposes of any such provision of this Agreement, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.” Notwithstanding anything to the contrary in this Agreement, if the Executive is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A, then with regard to any payment or the provision of any benefit that is considered deferred compensation under Section 409A payable on account of a “separation from service,” such payment or benefit shall not be made or provided until the date which is the earlier of (A) the expiration of the six (6)-month period measured from the date of such “separation from service” of the Executive, and (B) the date of the Executive’s death, to the extent required under Section 409A. Upon the expiration of the foregoing delay period, all payments and benefits delayed pursuant to this Section 22(b)(ii) (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. 11

(iii) To the extent that reimbursements or other in-kind benefits under this Agreement constitute “nonqualified deferred compensation” for purposes of Section 409A, (A) all expenses or other reimbursements under this Agreement shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by the Executive, (B) any right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, and (C) no such reimbursement, expenses eligible for reimbursement, or in-kind benefits provided in any taxable year shall in any way affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year. (iv) For purposes of Section 409A, the Executive’s right to receive any installment payments pursuant to this Agreement shall be treated as a right to receive a series of separate and distinct payments. Whenever a payment under this Agreement specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company. (v) Notwithstanding any other provision of this Agreement to the contrary, in no event shall any payment under this Agreement that constitutes “nonqualified deferred compensation” for purposes of Section 409A be subject to offset by any other amount unless otherwise permitted by Section 409A. (vi) Notwithstanding any other provision in this Agreement to the contrary, to the extent that any payment hereunder constitutes “deferred compensation” within the meaning of Section 409A, then each such payment which is conditioned upon the Executive’s execution of a release and which is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year shall be paid or provided in the later of the two taxable years. 23. Clawback. Notwithstanding anything to the contrary set forth herein or in any other agreement between the Executive and the Company, the Executive hereby acknowledges and agrees that this Agreement shall in all events be subject to (a) any right that the Company may have under any Company clawback policy or any other agreement or arrangement with the Executive, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended, any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law. In addition, the Executive acknowledges that the Executive is aware of Section 304 (“Forfeiture of Certain Bonuses and Profits”) of the Sarbanes-Oxley Act of 2002 and the right of the Company to be reimbursed for certain payments to the Executive in compliance therewith. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 12

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. [Signature Page to Employment Agreement] APPFOLIO, INC. By: Name: Title: EXECUTIVE Matthew S. Mazza /s/ Matthew S. Mazza /s/ Elizabeth Barat Elizabeth Barat Chief People Officer

Exhibit A GENERAL RELEASE I, [NAME], in consideration of and subject to the performance by AppFolio, Inc. a Delaware corporation (together with its subsidiaries, the “Company”) of its obligations under that Employment Agreement, dated as of _________ (the “Agreement”), do hereby release and forever discharge as of the date hereof the Company and its respective affiliates and all present, former and future managers, directors, officers, employees, successors and assigns of the Company and its subsidiaries and affiliates and direct or indirect owners (collectively, the “Released Parties”) to the extent provided in this general release (this “General Release”). The Released Parties are intended to be third-party beneficiaries of this General Release, and this General Release may be enforced by each of them in accordance with the terms hereof in respect of the rights granted to such Released Parties hereunder. Any capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Agreement. 1. My employment or service with the Company and its affiliates terminated as of ________________, and I hereby resign from any position as an officer, member of the board of managers or directors (as applicable) or fiduciary of the Company or its affiliates (or reaffirm any such resignation that may have already occurred). I understand that the Severance Benefits represent, in part, consideration for signing this General Release and are not salary, wages or benefits to which I was already entitled. I understand and agree that I will not receive the Severance Benefits unless I execute this General Release and do not revoke this General Release within the time period permitted hereafter. I understand and agree that such payments and benefits are subject to my continued compliance with the Restrictive Covenant, which (as noted below) expressly survives my termination of employment and the execution of this General Release. Such payments and benefits will not be considered compensation for purposes of any employee benefit plan, program, policy or arrangement maintained or hereafter established by the Company or its affiliates. 2. Except as provided in paragraphs 5 and 6 below and except for the provisions of the Agreement which expressly survive the termination of my employment with the Company, I knowingly and voluntarily (for myself, my heirs, executors, administrators and assigns) release and forever discharge the Company and the other Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counterclaims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date that this General Release becomes effective and enforceable) and whether known or unknown, suspected, or claimed against the Company or any of the Released Parties which I, my spouse, or any of my heirs, executors, administrators or assigns, may have, which arise out of or are connected with my employment with, or my separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended Exhibit A - 1

(including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; any applicable Executive Order Programs; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of contract, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”). 3. The released claims described in paragraph 2 hereof include all such claims, whether known or unknown by me. Therefore, I waive the effect of California Civil Code Section 1542 and any other analogous provision of applicable law of any jurisdiction. Section 1542 states: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.” 4. I represent that I have made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above. 5. I agree that this General Release does not waive or release any rights or claims that I may have under the Age Discrimination in Employment Act of 1967 which arise after the date I execute this General Release. I acknowledge and agree that my separation from employment with the Company in compliance with the terms of the Agreement shall not serve as the basis for any claim or action (including, without limitation, any claim under the Age Discrimination in Employment Act of 1967). 6. I agree that I hereby waive all rights to sue or obtain equitable, remedial or punitive relief from any or all Released Parties of any kind whatsoever in respect of any Claim, including, without limitation, reinstatement, back pay, front pay, and any form of injunctive relief. Notwithstanding the above, I further acknowledge that I am not waiving and am not being required to waive any right that cannot be waived under law, including the right to file an administrative charge or participate in an administrative investigation or proceeding; provided, however, that subject to paragraph 7 below, I hereby disclaim and waive any right to share or participate in any monetary award resulting from the prosecution of such charge or investigation or proceeding. Additionally, I am not waiving (i) any right to the Accrued Benefits or any severance benefits to which I am entitled under the Agreement, (ii) any claim relating to directors’ and officers’ liability insurance coverage or any right of indemnification under the Company’s organizational documents or otherwise, or (iii) my rights as an equity or security holder in the Company or its affiliates. Exhibit A - 2

7. Notwithstanding the foregoing or anything to the contrary set forth herein, no provision of this General Release will be interpreted so as to impede me (or any other individual) from (i) making any disclosure of relevant and necessary information or documents in any action, investigation or proceeding relating to this General Release, or as required by law or legal process, including with respect to possible violations of law, (ii) participating, cooperating or testifying in any action, investigation or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, (iii) accepting any U.S. Securities and Exchange Commission awards, (iv) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that I have reason to believe is unlawful, or (v) making other disclosures under the whistleblower provisions of federal, state or local law or regulation. In addition, nothing in this General Release, the Agreement or any other agreement or policy of the Company prohibits or restricts me from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. I do not need the prior authorization of the Company to make any such reports or disclosures, and I will not be required to notify the Company that such reports or disclosures have been made. 8. In signing this General Release, I acknowledge and intend that it shall be effective as a bar to each and every one of the Claims hereinabove mentioned or implied. I expressly consent that this General Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state or local statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned or implied. I acknowledge and agree that this waiver is an essential and material term of this General Release and that without such waiver the Company would not have agreed to the terms of the Agreement. I further agree that in the event I should bring a Claim seeking damages against the Company, or in the event I should seek to recover against the Company in any Claim brought by a governmental agency on my behalf, this General Release shall serve as a complete defense to such Claims to the maximum extent permitted by law. I further agree that I am not aware of any pending claim of the type described in paragraph 2 above as of the execution of this General Release. 9. I agree that neither this General Release, nor the furnishing of the consideration for this General Release, shall be deemed or construed at any time to be an admission by the Company, any Released Party or myself of any improper or unlawful conduct. 10. I agree that if I violate this General Release by suing the Company or the other Released Parties, I will pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys’ fees. 11. Subject to paragraph 7 above, any nondisclosure provision in this General Release does not prohibit or restrict me (or my attorney) from responding to any inquiry about this Exhibit A - 3

General Release or its underlying facts and circumstances by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), any other self regulatory organization or any governmental entity. 12. I hereby acknowledge that the Restrictive Covenant shall survive as applicable my execution of this General Release. 13. I represent that I am not aware of any claim by me other than the claims that are released by this General Release. I acknowledge that I may hereafter discover claims or facts in addition to or different than those which I now know or believe to exist with respect to the subject matter of the release set forth in paragraph 2 above and which, if known or suspected at the time of entering into this General Release, may have materially affected this General Release and my decision to enter into it. 14. Notwithstanding anything in this General Release to the contrary, this General Release shall not relinquish, diminish, or in any way affect any rights or claims arising out of any breach by the Company or by any Released Party of the Agreement after the date hereof. 15. Whenever possible, each provision of this General Release shall be interpreted in, such manner as to be effective and valid under applicable law, but if any provision of this General Release is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this General Release shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. BY SIGNING THIS GENERAL RELEASE, I REPRESENT AND AGREE THAT: 1. I HAVE READ IT CAREFULLY; 2. I UNDERSTAND ALL OF ITS TERMS AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED; 3. I VOLUNTARILY CONSENT TO EVERYTHING IN IT; 4. I HAVE BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING IT AND I HAVE DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION, I HAVE CHOSEN NOT TO DO SO OF MY OWN VOLITION; 5. I HAVE HAD AT LEAST [TWENTY-ONE (21) DAYS/FORTY-FIVE (45) DAYS] FROM THE DATE OF MY RECEIPT OF THIS RELEASE TO CONSIDER IT, AND THE CHANGES MADE SINCE MY RECEIPT OF THIS Exhibit A - 4

RELEASE ARE NOT MATERIAL OR WERE MADE AT MY REQUEST AND WILL NOT SUCH REQUIRED CONSIDERATION PERIOD; 6. I UNDERSTAND THAT I HAVE SEVEN (7) DAYS AFTER THE EXECUTION OF THIS RELEASE TO REVOKE IT AND THAT THIS RELEASE SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED; 7. I HAVE SIGNED THIS GENERAL RELEASE KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE ME WITH RESPECT TO IT; AND 8. I AGREE THAT THE PROVISIONS OF THIS GENERAL RELEASE MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY ME. SIGNED:__________________________ DATED:_________________ Exhibit A - 5